Exhibit 99.1

For Immediate Release
For Further Information, contact:	William M. Griffith, Jr. President & CEO
336-226-1223

United Financial Reports Annual Earnings Growth

Graham, N.C.—United Financial, Inc. (NASDAQ Bulletin Board UTDF), the holding company of Alamance National Bank, today reported earnings for the quarter ended December 31, 2003 and for the twelve months ended December 31, 2003. Alamance National Bank, with the consent of its shareholders, reorganized and became a wholly owned subsidiary of United Financial, Inc. (the “Company”) effective at the close of business on September 30, 2002. Per share amounts have been adjusted to reflect a 5 for 4 stock-split paid February 17, 2003.

For the three months ended December 31, 2003, the Company reported net income (unaudited) of $104,000, a decrease of $128,000 from net income of $232,000 for the three months ended December 31, 2002. Earnings per share (both basic and diluted) were $.06 for the quarter ended December 31, 2003, compared with a per share profit of $.14 for the quarter ended December 31, 2002.

Net income (unaudited) for the twelve months ended December 31, 2003 was $724,000, an increase of $24,000 from net income of $700,000 for the twelve months ended December 31, 2002. Earnings per share (both basic and diluted) were $.44 for the twelve months ended December 31, 2003, compared with $.45 for the twelve months ended December 31, 2002. Earnings during 2003 include gains from the sale of investments of $215,000, compared with $13,000 during 2002. In addition, earnings during 2002 include gains from the sale of SBA loan guarantees of approximately $44,000.

The Company reported assets of $131 million at December 31, 2003 compared with $126 million at December 31, 2002. Net loans were $89 million at both December 31, 2003 and 2002. Investments were $32 million at December 31, 2002, compared to $22 million at December 31, 2002, an increase of $10 million or 45%. Deposits have increased from $99 million at December 31, 2002 to $101 million this year. The Company reported shareholders equity of $10 million at both December 31, 2003 and 2002. Book value was $6.38 per share at December 31, 2003, compared with $6.31 at December 31, 2002.

“We achieved several significant milestones during the final quarter”, stated William M. Griffith, Jr., President and Chief Executive Officer. “First, we completed our data processing system conversion. We recognize that this is a significant investment for the Bank, but it is one which we believe will provide an overall increase in our level of service for our customers. I am very appreciative of the effort put forth by our employees in this transition. Second, we broke ground on our new location in West Burlington. We are excited about the opportunities in this market, and believe this investment will enhance overall long-term shareholder value. Earlier this year, we added Keith Thomas to our staff to head up this office. Keith is an experienced banker and should allow us to quickly establish a presence in the market. In addition, Rochelle Sutton joined us late in the third quarter to lead our Hillsborough office. With her addition, we were able to bring Roger Kinley back to Graham and allow him to focus on overall business development in all of our markets. Finally, John Chaulkin joined our organization late in the third quarter of 2003 to head up Premier Investment Services, the Bank’s wholly owned subsidiary. John is a seasoned investment professional and should be a valuable resource for investors as they navigate the unusual investment climate in which we currently find ourselves.”

For the three months ended December 31, 2003 net interest income, before the provision for loan loss, increased from approximately $1,026,000 in 2002 to approximately $1,050,000 in 2003. This growth is due primarily to an increase in the Company’s level of average net earning assets, which increased from $116 million in 2002 to $125 million in 2003. This growth offset a decline in the Company’s net interest margin, or net yield on average earning assets, of 17 basis points, or a decrease from 3.47% in 2002 to 3.30% in 2003. For the three months ended December 31 2003, non-interest income decreased $18,000 from approximately $179,000 in 2002 to $161,000 in 2003. Non-interest expense increased $157,000, from $931,000 to $1,088,000 in 2003. The primary factors behind the increase in non-interest expense were higher salaries and benefits, as well as data processing expenses which were primarily related to the conversion. Overall conversion expenses during the fourth quarter were approximately $40,000.

For the twelve months ended December 31, 2003, net interest income, before the provision for loan loss, decreased from approximately $4 million to approximately $3.8 million. This change is due to compressed interest margins, which declined approximately 67 basis points during 2003, from 3.85% to 3.18%. This offset overall growth in net average earning assets of $15 million, from $105 million in 2002 to $120 million in 2003. For the twelve months ended December 31, 2003, non-interest income increased from $600,000 to $984,000, an increase of 64%. The primary factors behind the increase were gains from the sale of investments as well as higher fees from the sale of mortgage loans. Non-interest expense increased 18% during the year, from $3.3 million to $3.9 million. Consistent with the quarterly results, the chief factors behind the increase in non interest expense related to higher salary and benefit expenses as well as data processing costs. For the year, conversion expenses were approximately $111,000.

The Company’s provision for loan losses was $20,000 and $165,000 for the three and twelve months ended December 31, 2003, respectively. This compares with $42,000 and $632,000 for the corresponding periods in 2002. At December 31, 2003, the Company’s allowance for loan loss was 1.63% of gross loans, compared with 1.75% at December 31 2002. The Company had net charge-offs of $48,000 and $277,000 for the three and twelve months ended December 31, 2003, respectively. This compares with $108,000 and $224,000 for the corresponding periods in 2002. The Company’s non-performing assets were approximately $1.4 million at December 31, 2003, compared with approximately $1.7 million at December 31, 2002. Non-accrual loans were $644,000 at December 31, 2003, compared with $918,000 at December 31, 2002. Real estate owned was $218,000 at December 31, 2003. There were no foreclosed properties at December 31, 2002. Restructured loans totaled approximately $420,000 at December 31, 2003 compared with $725,000 at December 31, 2002.

“This has been a challenging year for the Company. In addition to completing the system conversion, making key staff appointments and beginning construction in Burlington, we have worked hard to address credit quality issues during the year. While we have made significant progress, we must continue to focus on credit quality and make prudent investment decisions. As we begin the new year, we are cautiously optimistic that the economic recovery the country is experiencing will impact both our local markets and our bank positively.”

United Financial, Inc. is the holding company for Alamance National Bank, a full service community bank with offices in Graham, North Carolina and Hillsborough, North Carolina. In Hillsborough, we are known as Hillsborough National Bank. The Bank also provides insurance and investment brokerage services through its wholly owned subsidiary Premier Investment Services, Inc. The Bank’s main office is located at 1128 South Main Street in Graham In Hillsborough, we are at 102 Millstone Drive. For more information, call (336) 226-1223. In Hillsborough, call (919) 643-1000.

Forward-Looking Statements

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company’s results to vary from those expected. These factors include change in economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities & Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.